Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Black Diamond Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (3)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock (4)	457(o)	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities (5)	457(o)	$—	$—	$—	—	$—
Fees to Be Paid	Equity	Warrants (6)	457(o)	—	—	—	—	—
Fees to Be Paid	Equity	Units (7)	457(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$500,000,000	—	$500,000,000	0.0001102	$55,100
Fees to Be Paid	Total Registration Fee:			$500,000,000	N/A	$500,000,000	—	$55,100
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457(b)	$150,000,000(8)	N/A	$150,000,000			S-3ASR	333-252627	February 1, 2021	$16,365
	Total Offering Amounts					$500,000,000		$55,100
	Total Fees Previously Paid					$150,000,000		$16,365	—
	Total Fee Offsets							$16,365(9)	—
	Net Fee Due							$38,735

(1)

The amount to be registered consists of up to $500,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

The registrant previously paid a fee of $16,365 related to $150,000,000 of the registrant’s shares of common stock that may be issued and sold under a certain sales agreement with Jefferies LLC pursuant to a prospectus supplement filed by the Registrant on February 1, 2021. Of such shares of common stock, $150,000,000 remain unsold, and the registration fee in the amount of $16,365 related thereto is applied to the registrant’s total registration fee. Accordingly, the registrant is paying the registration fee due less the $16,365 that was previously paid, or $38,735.

(9)

Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the Registrant on the Registrant’s Automatic Shelf Registration Statement on Form S-3 (File No. 333-252627), originally filed on February 1, 2021 (the “Prior Registration Statement”) and the prospectus supplement filed at the same time (the “Prospectus Supplement”). The Prior Registration Statement and Prospectus Supplement registered the offer and sale of up to $150,000,000 in shares of the Registrant’s common stock, all of which remains unsold as the date of filing of this Amendment No. 1 to this Registration Statement. The Registrant has determined to include in this Registration Statement unsold securities under the Prior Registration Statement and Prospectus Supplement having an aggregate offering price of $150,000,000 (the “Unsold Shelf Securities”). Pursuant to Rule 457(b) under the Securities Act, the filing fee of $16,365 relating to the Unsold Shelf Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the Unsold Shelf Securities registered pursuant to this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	Black Diamond Therapeutics, Inc.	S-3ASR	333-252627	February 1, 2021	February 1, 2021	$16,365	Equity	Common Stock, par value $0.0001 per	N/A	$150,000,000	$16,365

Rule 457(p)

Fee Offset	—	—	—	—		—	—	—	—	—

Claims	—	—	—		—						—